IMPORTANT NOTICE CONCERNING LIMITATIONS ON YOUR
  TRADING IN NORTH FORK BANCORPORATION, INC. DURING 401(K) PLAN BLACKOUT PERIOD

                                                                 August 28, 2006

To:  Directors and Executive Officers of North Fork Bancorporation, Inc.

From:  North Fork Bancorporation, Inc.


1. Further to our notice to you, dated July 26, 2006 (the "July 26th Notice"), this notice is to inform you that the commencement of the blackout period with respect to the Company's 401 Plan described in the July 26th Notice has been delayed and is now scheduled to commence on FRIDAY, SEPTEMBER 8, 2006, AT 2:00 P.M., EASTERN TIME. Defined terms used in this notice have the meaning given to them in the July 26th Notice.

2. The blackout period has been delayed because the deadline for stockholders generally to make elections in connection with the merger between the Company and Capital One is now expected to be no earlier than September 15th, 2006. As such, the deadline for participants in the 401(k) Plan to make an election with respect to the Company common stock held in the Company stock fund under the 401(k) Plan is delayed until FRIDAY, SEPTEMBER 8, 2006.

3. Please be advised that a "blackout period" for the 401(k) Plan will be imposed on transactions involving Company stock fund under the 401(k) Plan. This blackout period, described in more detail below, is necessary for the 401(k) Plan trustees to process and implement participants' instructions with respect to the election of consideration in the merger contemplated by the Agreement and Plan of Merger, dated as of March 12, 2006, by and among Capital One and the Company. UNDER THE SARBANES-OXLEY LAW ENACTED IN 2002, THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WILL GENERALLY BE PROHIBITED FROM ENGAGING IN TRANSACTIONS INVOLVING THE COMPANY EQUITY SECURITIES (INCLUDING OPTIONS AND OTHER DERIVATIVES BASED ON COMPANY STOCK) DURING THIS BLACKOUT PERIOD IN ADDITION TO OTHERWISE COMPLYING WITH THE COMPANY'S INSIDER TRADING POLICY. Dispositions of equity securities of the Company in connection with the Merger, including your election of merger consideration, are exempt under Sarbanes-Oxley from the blackout period trading restrictions.

4. As a result of the need to process participant election instructions about the Merger, during the blackout period, participants in the 401(k) Plan will be temporarily unable to (1) make exchanges into or out of the Company stock fund under the 401(k) Plan, (2) take distributions of money invested in the Company stock fund under the 401(k) Plan, and (3) take loans of money invested in the Company common stock fund under the 401(k) Plan.

5. The blackout period for the 401(k) Plan is expected to begin at 2:00 P.M. EASTERN STANDARD TIME ON FRIDAY, SEPTEMBER 8, 2006, and is expected to end APPROXIMATELY TWO WEEKS AFTER THE CLOSING OF THE MERGER. The blackout period will also be lifted promptly if the Merger is not completed. We will notify you of any changes that affect the dates of the


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      blackout period. In addition, you can confirm the status of the blackout period by speaking with Aurelie Campbell.

6. Generally, during the blackout period, you are prohibited from directly or indirectly, purchasing, selling or otherwise transferring any equity security of the Company that you acquired in connection with your service as a director or an executive officer. "Equity securities" are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest. You may be deemed to have an interest in transactions in equity securities of the Company by your family members. As indicated above, however, dispositions of equity securities of the Company in connection with the Merger are excluded from the trading restrictions.

7. The prohibition covers securities acquired "in connection with service as a director or employment as an executive officer." This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant), as a direct or indirect inducement to employment or joining the Board of Directors, in transactions between the individual and the Company, and as director qualifying shares. Securities acquired outside of an individual's service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

8. The following are examples of transactions that you may not engage in during the blackout period:

        >> Exercising stock options granted to you in connection with your service as a director or executive officer

        >>       Selling Company stock that you acquired by exercising options

        >> Selling Company stock that you originally received as a restricted stock grant

9. There are certain exemptions, including:

        >> Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout)

        >> Bona fide gifts, bequests and transfers pursuant to domestic relations orders

        >> Acquisitions and dispositions of equity securities in connection with a merger, acquisition, divestiture, or similar transaction

10. If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.


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THE RULES SUMMARIZED ABOVE ARE COMPLEX, AND THE CRIMINAL AND CIVIL PENALTIES
THAT COULD BE IMPOSED UPON DIRECTORS AND EXECUTIVE OFFICERS WHO VIOLATE THEM COULD BE SEVERE.

WE THEREFORE REQUEST THAT YOU CONTACT AURELIE CAMPBELL BEFORE ENGAGING IN ANY TRANSACTION INVOLVING THE COMPANY STOCK OR DERIVATIVES BASED ON THE COMPANY STOCK DURING THE BLACKOUT PERIOD, OR IF YOU BELIEVE THAT ANY SUCH TRANSACTION IN WHICH YOU HAVE A PECUNIARY INTEREST MAY OCCUR DURING THE BLACKOUT PERIOD.


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